Exhibit 22.1

GUARANTOR SUBSIDIARIES OF HEICO CORPORATION

As of October 31, 2023, the following subsidiaries of HEICO Corporation are guarantors of the Company’s 5.25% Senior Notes due 2028 and 5.35% Senior Notes due 2033:

Name	Name
16-1741 Property, Inc.	Decavo LLC
26 Ward Hill Property, LLC	Dielectric Sciences, Inc.
3 McCrea Property Company, LLC	Dixie Aerospace, LLC
34 Freedom Court, Corp.	Dukane Seacom, Inc.
3D Plus U.S.A., Inc.	Engineering Design Team, Inc.
60 Sequin LLC	Flight Microwave Corporation
8929 Fullbright Property, LLC	Fortner Eng. & Mfg. Inc.
Absolute Aviation Services, LLC	Future Aviation, Inc.
Accessory Technologies Corporation	Harter Aerospace, LLC
Accurate Metal Machining, Inc.	HEICO Aerospace Corporation
Action Research Corporation	HEICO Aerospace Holdings Corp.
Aero-Glen International, LLC	HEICO Aerospace Parts Corp.
AeroAntenna Technology, Inc.	HEICO East Corporation
AeroDesign, Inc.	HEICO Electronic Technologies Corp.
AeroELT, LLC	HEICO Flight Support Corp.
Aerospace & Commercial Technologies, LLC	HEICO Parts Group, Inc.
Aerospace Coatings International, LLC	HEICO Repair Group Aerostructures, LLC
Aircraft Technology, Inc.	HEICO Repair, LLC
Analog Modules, Inc.	HETC I, LLC
Apex Holding Corp.	HETC II Corp.
Apex Microtechnology, Inc.	HETC III, LLC
ASC International, Inc.	HETC IV, LLC
Astro Property, LLC	HETC V, LLC
Astroseal Products Mfg. Corporation	HFSC III Corp.
Aviatron, Inc.	HFSC IV Corp.
Bay Equipment Corp.	HFSC V, LLC
Blue Aerospace LLC	HFSC VI, LLC
Breidon, LLC	HFSC VII, LLC
Camtronics, LLC	HFSC VIII, LLC
Carbon by Design Corporation	HFSC XI Corp.
Carbon by Design LLC	HNW2 Building Corp.
Charter Engineering, Inc.	HNW Building Corp.
Connectronics Corp.	HVT Group, Inc.
Conxall Corporation	Inertial Airline Services, Inc.
CSI Aerospace, Inc.	Intelligent Devices, LLC
dB Control Corp.	IRCameras LLC

Name	Name
Ironwood Electronics, Inc.	Robertson Fuel Systems, L.L.C.
Jet Avion Corporation	Rocky Mountain Hydrostatics, LLC
Jetseal, Inc.	Santa Barbara Infrared, Inc.
Kitco, LLC	Seal Dynamics LLC
Leader Tech, Inc.	Seal Q Corp.
LPI Industries Corporation	Sensor Systems, Inc.
Lucix Corporation	Sensor Technology Engineering, LLC
Lumina Power, Inc.	Sierra Microwave Technology, LLC
Mastiff Design, Inc.	Silver Wings Aerospace, Inc.
McClain International, Inc.	Solid Sealing Technology, Inc.
Midwest Microwave Solutions, Inc.	Soundair Repair Group, LLC
Niacc-Avitech Technologies Inc.	Specialty Silicone Products, Inc.
Northwings Accessories Corp.	Sunshine Avionics LLC
Optical Display Engineering, Inc.	Switchcraft Holdco, Inc.
Optical Display Engineering, LLC	Switchcraft, Inc.
Paciwave, Inc.	The Bechdon Company, LLC
PHS / MWA	Thermal Energy Products, Inc.
Pioneer Industries, LLC	Thermal Structures, Inc.
Prime Air, LLC	Trad Tests & Radiations, Inc.
Pyramid Semiconductor Corp.	Transformational Security, LLC
Quell Corporation	TSID Holdings, LLC
R.H. Laboratories, Inc.	TTT-Cubed, Inc.
Radiant Power Corp.	Turbine Kinetics, Inc.
Radiant Power IDC, LLC	Wencor Acquisition, Inc.
Radiant-Seacom Repairs Corp.	Wencor Defense Intermediate Holdco, LLC
Ramona Research, Inc.	Wencor Defense, LLC
Reinhold Holdings, Inc.	Wencor Group, LLC
Reinhold Industries, Inc.	Wencor Investment I, LLC
Research Electronics International, L.L.C.	Wencor MRO, LLC
Ridge Engineering, LLC	Wencor Parent, Inc.
Ridge HoldCo, LLC	Wencor, LLC